Exhibit 10.2

AMENDMENT NO. 4

TO THE

CONTRACT FOR LAUNCH SERVICES

NO. IS-10-008

BETWEEN

IRIDIUM SATELLITE LLC

AND

SPACE EXPLORATION TECHNOLOGIES CORP.

Execution Copy	Iridium & Space Exploration Technologies Corp. Proprietary Information

PREAMBLE

This Amendment No. 4 (the “Amendment”) to the Contract for Launch Services No. IS-10-008, signed on March 19, 2010 between Iridium Satellite LLC and Space Exploration Technologies Corp. (the “Contract”) is entered into on this 27th day of January, 2014, by and between Iridium Satellite LLC, a limited liability company organized and existing under the laws of Delaware, having its office at 1750 Tysons Boulevard, Suite 1400, McLean, VA 22102 (“Customer”) and Space Exploration Technologies Corp., a Delaware corporation, having its office at 1 Rocket Road, Hawthorne, CA 90250 (“Contractor”).

RECITALS

WHEREAS, Customer and Contractor have engaged in discussions related to revising the definition of the term “Launch”; and

WHEREAS, the Parties now desire to amend Articles 1 and 2 of the Contract.

NOW, THEREFORE, in consideration of the foregoing, the agreements contained herein, the payments to be made by Customer to Contractor under the Contract and other good and valid consideration, the receipt and adequacy of which are hereby expressly acknowledged, and intending to be legally bound, the Parties agree as follows:

Article 1: Capitalized terms used but not defined in this Amendment shall have the meanings ascribed thereto in the Contract.

Article 2: The definition of the term “Launch” set forth in Section 1.1 of the Contract is hereby deleted and replaced in its entirety with the following definition.

“Launch” means Intentional Ignition, for the purpose of launching a Satellite Batch, followed by either: (i) Lift-Off; and/or (ii) total loss or destruction of the Launch Vehicle. A Launch is deemed not to have occurred in the event of a Terminated Ignition.”

Article 3:     Section 2.2 of the Contract is hereby modified by inserting the following sentence to the end of Section 2.2.

“Notwithstanding anything to the contrary in this Contract, a Launch is deemed to have occurred even if there is a Launch Failure”

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Article 4:    This Amendment may be executed and delivered (including via facsimile or other electronic means) in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

Article 5:     All other provisions of the Contract not expressly referred to in this Amendment remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized officers as of the date set forth in the Preamble.

For Customer		For Contractor

IRIDIUM SATELLITE LLC		SPACE EXPLORATION TECHNOLOGIES CORP.

Signature:	/s/ S. Scott Smith	Signature:	/s/ Brian Bjelde
Name:	S. Scott Smith	Name:	Brian Bjelde
Title:	Chief Operating Officer	Title:	Sr. Director Product & Mission Management

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